Exhibit 99.1

RMS Medical Products Posts Second Quarter 2017 Results

-	Continued growth in core business masked by one-off project in comparable quarter

-	Successful IgNS 2016 Conference highlighted new product, previewed web redesign

-	Lean initiatives improving efficiency and manufacturing capacity

-	Progress made with FDA

CHESTER, NY / September 23, 2016 / Repro Med Systems, Inc. dba RMS Medical Products (OTCQX: REPR) today announced its financial results for the second quarter of the fiscal year ending February 28, 2017.

For the quarter ended August 31st, net revenues were $3,147,930 compared with $3,166,177 in the comparable quarter last year. Our strong organic growth both domestically and internationally in the quarter as well as new customer wins, which we expect will continue to add to our results going forward, were masked by the non-recurring contribution from a large clinical trial last year. Net revenues increased in Q2 compared with Q1 of the current fiscal year by 5%.

For the six months ended August 31st, net revenues were $6,138,096, an increase of 5.9% compared with $5,796,722 for the same period last year, driven by increased sales of our infusion products to existing customers as well as the addition of new customers.

For the three months ended August 31st, our gross profit was $1,954,592 compared with $2,006,729 for the same period last year.  RMS continues benefiting from lean manufacturing initiatives to streamline operations, which have resulted in increased capacity and decreased direct assembly labor costs, as well as the moratorium on the medical device tax.  For the six months ended August 31st, our gross profit margin increased 2.6% to 63.4%, up from 60.8% for the same period last year.  Gross profit for the six months ended August 31st was $3,891,404 compared with $3,524,589 for the comparable period.

RMS continues to incur professional fees related to regulatory and litigation and has made significant investment over the last twelve months in its sales, regulatory and operations management to help launch RMS to the next level of growth. As a result, the Company reported for the quarter ended August 31st, a net loss of $82,612, compared to net income of $335,214 in the same period last year.  For the six months ended August 31st, net loss was $315,928 compared with net income of $270,574.

Excluding consulting and professional fees related to regulatory and litigation (summarized in the attached tables), net income for the quarter ended August 31st would have been $117,197 compared with $483,352 for the same period last year.  For the six months ended August 31st net income would have been $292,049 compared with $419,043 last year. Non-GAAP EBITDA for the quarter would have been $251,270 compared to $802,445 for last year and for the six months would have been $586,353 compared with $769,727 for the same period last year.

“Over the past year, the Company has invested in its sales and management teams, which positions us for anticipated growth over the next several quarters.  Furthermore, as part of our sales and marketing initiatives, we recently attended the IgNS 2016 5th National Conference in Miami, Florida and received great feedback from nurse practitioners and healthcare professionals who use our system with their patients,” commented Andy Sealfon, CEO of RMS.  They understand and appreciate our continued efforts to provide the best patient results and our goal to achieve as few site reactions as possible.  RMS strives to ensure that each patient is trained to use the best combination of products within the Freedom system for optimum infusion results.  The attendees at the conference were excited to view the redesigned Freedom60® Syringe Infusion Pump, which not only features a modern design but is also expected to enhance RMS’s brand recognition in the market.  Lastly, we are excited about our redesigned website, which we are thrilled to launch next month.  The new site will provide a comprehensive resource for clinicians and end users searching for information about our systems and best practices, reaffirming our reputation as a patient-first thought leader in the infusion market.

Addressing the FDA Warning Letter, Mr. Sealfon noted: “RMS is engaged in dialogue towards a resolution of the FDA Warning Letter. The Company has established a positive collaboration with the FDA and looks forward to a favorable and swift resolution.  We are encouraged by the results of an ISO audit made in April by international standards leader BSI, which confirmed excellent compliance in RMS’s quality management systems, and required minimal follow-up prior to next year’s audit. RMS devices are both safe and effective for use by patients worldwide, and remain available in all markets.”

The Company manufactures medical products used for infusions and suctioning. The Infusion product portfolio currently includes the FREEDOM60® and our latest FreedomEdge®Syringe Infusion Pumps, RMS Precision Flow Rate Tubing™ and RMS HIgH-Flo™ Subcutaneous Safety Needle Sets. These devices are used for infusions administered in professional healthcare settings as well as at home. The Company’s RES-Q-VAC® line of medical suctioning products is used by emergency medical service providers in addition to a variety of other healthcare providers.

The Company’s website may be visited at www.rmsmedicalproducts.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “anticipates”, “will”, or “plans” to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

This press release includes non-GAAP financial measures that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results.  A reconciliation of our non-GAAP measures is included in an attachment to this press release.

For more information please call:

Mike King

702 650 3000

Princeton Research

SOURCE: RMS Medical Products

SELECTED FINANCIAL RESULTS

	For the Three Months Ended		For the Six Months Ended
	August 31		August 31
	2016	2015	2016	2015

NET SALES	$3,147,930	$3,166,177	$6,138,096	$5,796,722
Cost of goods sold	1,193,338	1,159,448	2,246,692	2,272,133
Gross Profit	1,954,592	2,006,729	3,891,404	3,524,589

OPERATING EXPENSES
Selling, general and administrative	1,932,164	1,391,143	4,111,754	2,869,483
Research and development	67,686	38,711	124,355	92,376
Depreciation and amortization	73,699	70,094	143,855	134,813
Total Operating Expenses	2,073,549	1,499,948	4,379,964	3,096,672

Net (Loss)/Operating Profit	(118,957)	506,781	(488,560)	427,917

Non-Operating (Expense)/Income
Gain (Loss) currency exchange	(5,888)	9,313	9,744	(5,757)
Loss on disposal of fixed assets	—	(8,718)	—	(13,324)
Interest and other income	385	1,026	1,139	2,129
TOTAL OTHER (EXPENSES) INCOME	(5,503)	1,621	10,883	(16,952)

(LOSS)/INCOME BEFORE TAXES	(124,460)	508,402	(477,677)	410,965

Income Tax Benefit/(Expense)	41,848	(173,188)	161,749	(140,391)

NET (LOSS)/INCOME	$(82,612)	$335,214	$(315,928)	$270,574

Reconciliation of GAAP Net (Loss)/Income	Three Months Ended August 31		Six Months Ended August 31
to Non-GAAP Normalized EBITDA:	2016	2015	2016	2015
GAAP Net (Loss)/Income	$(82,612)	$335,214	$(315,928)	$270,574
Tax (Benefit)/Expense	(41,848)	173,188	(161,749)	140,391
Depreciation	73,699	70,094	143,855	134,813
Professional Fees (1)	302,031	223,949	920,175	223,949
Non-GAAP Normalized EBITDA	$251,270	$802,445	$586,353	$769,727

Reconciliation of GAAP Net Loss to Non-GAAP Normalized Net Income:	2016	2015	2016	2015
GAAP Net (Loss)/Income	$(82,612)	$335,214	$(315,928)	$270,574
Professional Fees (1)	302,031	223,949	920,175	223,949
Tax Expense on Professional Fees	(102,222)	(75,811)	(312,198)	(75,480)
Non-GAAP Normalized Net Income	$117,197	$483,352	$292,049	$419,043

(1) Includes consulting and professional fees related to regulatory and litigation